                                                                 EXHIBIT 23.3

                      Consent of Mauldin & Jenkins, LLC

     We consent to the incorporation by reference in this Registration Statement of Main Street Banks, Inc. on Form S-8 of our report, dated January 27, 2000, relating to the consolidated financial statements of Main Street Banks, Inc. (formerly First Sterling Banks, Inc.) and subsidiaries for the two years ended December 31, 1999, included in The Annual Report on Form 10-K of Main Street Banks, Inc. for the year ended December 31, 2000.


                                          /s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
May 9, 2001